Exhibit 99.1

SAMSONITE TO ACQUIRE TUMI FOR US$26.75 PER SHARE TO CREATE
A LEADING GLOBAL TRAVEL LIFESTYLE COMPANY

Iconic Business and Travel Brand Enables Samsonite’s Strategic Expansion into the
Premium Business & Luggage Segment

Tremendous Opportunities for Samsonite to Leverage Tumi’s Best-in-Class Products

HONG KONG & SOUTH PLAINFIELD, N.J.--(BUSINESS WIRE)--Samsonite International S.A. (“Samsonite”) (SEHK:1910) and Tumi Holdings, Inc. (“Tumi”) (NYSE:TUMI) today announced that they have entered into a definitive agreement whereby Samsonite will acquire Tumi for US$26.75 per share in an all cash transaction, valuing Tumi at an equity value of US$1.8 billion.

“This is a transformational acquisition for Samsonite. It will meaningfully expand our presence in the highly attractive premium segment of the global business bags, travel luggage and accessories market,” said Ramesh Tainwala, Chief Executive Officer of Samsonite. “Tumi is a perfect strategic fit for our business. The brand is beloved by millions of loyal customers for its high quality and durable premium business and luggage products. We are excited about the tremendous opportunities this combination provides us to further diversify our product and customer portfolios. In particular, we will expand Tumi’s presence in Asia and Europe, while strengthening its business in North America, by leveraging our expertise in global distribution, sourcing, product design and technical innovation, especially in the area of lightweight hardside luggage.”

Tumi Chief Executive Officer Jerome Griffith said, “This is an exciting day for Tumi and all the travelers around the world who count on us. The team at Samsonite has a long and successful track record when it comes to acquisitions and we know they will be excellent stewards of the Tumi brand. Samsonite will bring Tumi to new and growing markets, while still maintaining the high quality Tumi is known for. This is a compelling transaction that delivers substantial and immediate cash value to our shareholders. Further, we are excited for our employees to benefit from opportunities presented by being part of a larger and more diversified global company. Samsonite has successfully grown many unique brands and we look forward to the next chapter in Tumi’s great history as part of the Samsonite family.”

Compelling Strategic and Financial Rationale

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Creates a leading global travel lifestyle company. The combination brings together Tumi, an iconic North American purveyor of premium business bags, travel luggage and accessories, with Samsonite, the world’s best known and largest lifestyle bag and travel luggage company, to create a leading global travel lifestyle company.

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Ideal and complementary fit with Samsonite. With approximately 2,000 points of distribution across 75 countries, Tumi’s leading market position in the premium business and luggage segment is a perfect complement to Samsonite’s strong and diverse portfolio of brands and products, with limited overlap in market positioning, price point and distribution. The addition of Tumi builds on Samsonite’s proven track record of successful acquisitions across multiple product categories and price points to broaden its portfolio.

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Enables Samsonite to strategically expand into the highly attractive premium segment of the global business bags, travel luggage and accessories market with a business and travel brand that is recognized worldwide as being “best-in-class” in the premium segment.

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Presents tremendous opportunities to leverage Samsonite’s extensive global retail and wholesale network and its strengths in distribution, sourcing, technical innovation and localisation of products to introduce the Tumi brand to millions of new customers in additional markets worldwide. This includes expansion of Tumi in Asia and Europe, strengthening its platform in North America, and leveraging Samsonite’s clear strength in hardside innovation to expand Tumi’s hardside luggage offering.

•
Reinforces Samsonite’s strong platform for long term growth and profitability. Tumi is a highly profitable business and the combined company is expected to generate significant free cash flow to meet interest payments while continuing to make cash distributions to shareholders.

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Creates potential for significant operational and top-line synergies. This includes cost savings in such key areas as sourcing, logistics, sales and marketing, distribution, retail and general and administrative costs, as well as potential top-line synergies resulting from the combined company’s enhanced and complementary product development and global reach.

Founded in 1975, Tumi is a leading global premium lifestyle brand offering a comprehensive line of business bags, travel luggage and accessories. The brand is consistently recognized as “best-in-class” for the high quality, durability, functionality and innovative design of its products, which range from its iconic black ballistic business cases and travel luggage synonymous with the modern business professional, to travel accessories, women’s bags and outdoor apparel.

For the year ended December 31, 2015, Tumi’s net sales were US$548 million, representing a year on year increase of 4%. North America accounted for 68% of Tumi’s 2015 net sales, with Asia Pacific accounting for 17%, Europe, Middle East and Africa accounting for 14% and Latin America accounting for the remaining 1%. Tumi has historically achieved strong growth in net sales, with a CAGR of 17% from 2010 to 2015 and highly attractive EBITDA margins of over 20% during the same period.

Transaction Details

Under the terms of the transaction, Tumi shareholders will receive US$26.75 in cash for each share they own. The transaction values Tumi at an equity valuation of approximately US$1.8 billion. This represents a 13.6x multiple of enterprise value to Tumi’s Adjusted EBITDA for the last twelve months ended December 31, 2015 and a premium of approximately 38% to Tumi’s volume weighted average price of US$19.34 for the five days up to and including March 2, 2016, the last trading day prior to market rumors.

Samsonite intends to fund the transaction through committed bank financing. In connection with the transaction, Morgan Stanley, HSBC, SunTrust and MUFJ have arranged the committed financing.

The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close in the second half of 2016, subject to the receipt of approvals by Samsonite and Tumi shareholders, the receipt of required regulatory approvals and the satisfaction of other customary closing conditions.

The combined company will continue to be listed on the Main Board of The Stock Exchange of Hong Kong Limited.

Advisors

Morgan Stanley Asia Limited acted as financial advisor to Samsonite. Cleary Gottlieb Steen & Hamilton LLP, Ropes & Gray LLP and Freshfields Bruckhaus Deringer acted as legal counsel to Samsonite. Goldman, Sachs & Co. acted as financial advisor to Tumi in connection with the transaction, while Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel.

Press Conference
Time:	11:45am HKT (March 4, 2016)
Venue:	Auditorium, 46th Floor, Morgan Stanley, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong (Please present your ID to register at the Morgan Stanley Reception Desk on 8/F)

About Samsonite

Samsonite International S.A. (together with its consolidated subsidiaries, the “Group”) is the world’s best known and largest lifestyle bag and travel luggage company, with a heritage dating back more than 100 years. The Group is principally engaged in the design, manufacture, sourcing and distribution of luggage, business and computer bags, outdoor and casual bags, travel accessories and slim protective cases for personal electronic devices throughout the world, primarily under the Samsonite®, American Tourister ®, Hartmann®, High Sierra ®, Gregory®, Speck® and Lipault® brand names and other owned and licensed brand names. The Group’s core brand, Samsonite, is one of the most well-known travel luggage brands in the world.

About Tumi

Founded in 1975, Tumi is the leading global brand of premium business, travel and lifestyle products and accessories. The brand is sold in approximately 2,000 points of distribution from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries.

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions.These forward-looking statements include statements regarding our industry, future events, the proposed transaction between Tumi Holdings, Inc. (“Tumi”) and Samsonite International S.A. (“Samsonite”), the estimated or anticipated future results and benefits of Tumi and Samsonite following the transaction, including estimated synergies, the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Tumi and Samsonite management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Tumi’s and Samsonite’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Tumi and Samsonite operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Tumi and Samsonite operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Tumi’s or Samsonite’s management team; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction or that the approval of the stockholders of Tumi and/or the shareholders of Samsonite for the transaction is not obtained; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of Tumi and Samsonite; uncertainty as to the long-term value of Tumi common stock or Samsonite common shares; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in Tumi’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Tumi’s Quarterly Reports on Form 10-Q and other documents of Tumi on file with the Securities and Exchange Commission (“SEC”) or in the proxy statement on Schedule 14A that will be filed with the SEC by Tumi; and those discussed in Samsonite’s Annual Report for the year ended December 31, 2014 under the heading “Qualitative and Quantitative Market Risks,” as updated from time to time by Samsonite’s Interim Reports and other documents of Samsonite on file with The Stock Exchange of Hong Kong Limited. There may be additional risks that neither Tumi nor Samsonite presently know or that Tumi and Samsonite currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Tumi’s and Samsonite’s expectations, plans or forecasts of future events and views as of the date of this communication. Tumi and Samsonite anticipate that subsequent events and developments will cause Tumi’s and Samsonite’s assessments to change. However, while Tumi and Samsonite may elect to update these forward-looking statements at some point in the future, Tumi and Samsonite specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Tumi’s and Samsonite’s assessments as of any date subsequent to the date of this communication.

Additional Information

This communication is not a solicitation of a proxy from any stockholder of Tumi.In connection with the proposed transaction, Tumi will file with the SEC a proxy statement on Schedule 14A.Tumi will mail the proxy statement to its stockholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Tumi free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, free of charge, by directing a request to Investor Relations at Tumi (see above for contact details .

The respective directors and executive officers of Tumi and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tumi’s directors and executive officers is available in its proxy statement on Schedule 14A filed with the SEC on March 24, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contacts
Samsonite International S.A.
Investor Relations:
William Yue, +852 2422 2611
Fax: +852 2480 1808
william.yue@samsonite.com
or
Media Relations - Asia:
Artemis Associates
Vanita Sehgal, +852 2861 3227
Mob: +852 9103 4626
vanita.sehgal@artemisassociates.com
or
Jeffrey Chow, +852 2861 3278
Mob: +852 9812 0662
jeffrey.chow@artemisassociates.com
or
Media Relations - USA:
Sard Verbinnen & Co
Ron Low, +1 415 618 8750
rlow@sardverb.com
or
Bob Rendine, +1 212 687 8080
rrendine@sardverb.com
or
Margaret Popper, +1 212 687 8080
mpopper@sardverb.com
or
Media Relations - Europe:
Newgate Communications
Jonathan Clare, +44 207 680 6500
or
Clotilde Gros, +44 207 680 6522
Mob: +44 789 9790 749

or
Madeleine Palmstierna, +44 207 680 6529
Mob: +44 777 1620 652
or
Samsonite@newgatecomms.com
or
Tumi Holdings, Inc.
Investor Relations:
ICR, Inc.
Jean Fontana / Joseph Teklits
+1 203-682-8200
jean.fontana@icrinc.com
or
Media Relations:
ICR, Inc.
Alecia Pulman / Brittany Fraser
+1 646-277-1231
brittany.fraser@icrinc.com
or
Joele Frank, Wilkinson Brimmer Katcher
Kelly Sullivan / Leigh Parrish
+1 212-355-4449